UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 13, 2012

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Compensation & Organizational Development Committee (the “Compensation Committee”) of the board of directors of Ralph Lauren Corporation (the “Company”) has authorized the granting of an additional type of restricted performance share unit award (“RPSUs”) under the Company’s 2010 Long-Term Stock Incentive Plan.  Effective beginning in fiscal year 2013, the Company will grant this additional type of RPSU award (“Cliff/TSR RPSU”) with a three-year cliff vesting based on the attainment by the Company of a level of cumulative net earnings during such performance period established by the Compensation Committee, in its sole discretion, and also subject to an additional relative performance metric – a total shareholder return modifier (“TSR Modifier”).  Under the terms of the Cliff/TSR RPSUs, applicable threshold, target and maximum levels of Company cumulative net earnings performance are established at the beginning of the applicable three-year performance period, and participants shall be entitled to vest in and receive payment with respect to a percentage of such Cliff/TSR RPSUs as set forth below:

Performance Level	% of Goal Achieved	Payout as a % of Target

Threshold	70%	75%

Target	100%	100%

Maximum	110% or more	150%

Vesting is interpolated for performance between 70% - 110% of target. No payout will be earned for cumulative net earnings performance below the Threshold level. At the end of the applicable three-year performance period, the actual number of Cliff/TSR RPSUs earned based on cumulative net earnings level attained as set forth above will be adjusted by the TSR Modifier. The TSR Modifier is based on the relative performance of the Company’s stock price (“Relative TSR”), which measures the performance of the Company’s share price and dividends compared to the TSR generated by the S&P 500 during the applicable three-year performance period.  TSR shall be measured by share price appreciation plus dividends reinvested, with starting and ending share prices being based on the average closing prices for the 20 trading days ending immediately prior to the beginning and end of the three year performance period.  At the end of the applicable three-year performance period, the Compensation Committee will adjust the final payout for each Cliff/TSR RPSU award by the amount of the TSR Modifier as set forth below:

Relative TSR Performance Range	TSR Adjustment

≥80th Percentile	125%

≥60th but <80th Percentile	112.5%

≥40th but <60th Percentile	100%

≥30th but <40th Percentile	87.5%

<30th Percentile	75%

There shall be no interpolation for performance between identified Relative TSR performance levels.

The above description is qualified in its entirety by reference to the Cliff Restricted Performance Share Unit with TSR Modifier Award Overview containing the standard terms of restricted performance share awards under the 2010 Long-Term Stock Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Cliff Restricted Performance Share Unit with TSR Modifier Award Overview containing the standard terms of cliff restricted performance share unit awards under the 2010 Long-Term Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: July 13, 2012	By:	/s/ Tracey T. Travis
		Name:	Tracey T. Travis
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1	Cliff Restricted Performance Share Unit with TSR Modifier Award Overview containing the standard terms of cliff restricted performance share unit awards under the 2010 Long-Term Stock Incentive Plan.